UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2004

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700 Irvine, California 92612
(Address of principal executive offices, including zip code)

949-852-3576
(Registrant’s telephone number, including area code)

Items 1 through 6, 8 and 10 through 12 are not included because they are inapplicable.

This current report and its exhibit include forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Mission Energy Holding Company’s 2003 Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

99.3	Information Relating to Sale of International Assets by Edison Mission Energy, Supplemental Materials to EIX July 30, 2004 Investor Call.

Item 9.  Regulation FD Disclosure

In connection with the proposed sale by Mission Energy Holding Company’s subsidiary, Edison Mission Energy, of its international assets, Edison International, the ultimate parent company of Mission Energy Holding Company (the “Company”) and Edison Mission Energy, is providing certain supplemental information to investors and the public. The Company is furnishing such information herewith as Exhibit 99.3 to this Current Report on Form 8-K (this “Report”). Such information is incorporated herein by reference. The information provided in Exhibit 99.3 of this Report is in addition to the information provided in Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K dated July 30, 2004, and filed on August 2, 2004.

In accordance with general instruction B.2 and B.6 of Form 8-K, the information furnished in Item 9 of this Report, including Exhibit 99.3, is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section. The furnishing of the information in Item 9 of this Report and in Exhibit 99.3 is not intended to, and does not, constitute a determination or admission that the information in Item 9 of this Report is material, or that you should consider this information before making an investment decision with respect to any security of the Company. The Company does not make any representation or warranty as to the accuracy or completeness of any of the information in Item 9 and Exhibit 99.3 of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company
(Registrant)

Date:	August 2, 2004	/s/ Raymond W. Vickers
RAYMOND W. VICKERS Senior Vice President and General Counsel